Exhibit 99.1
Raven Industries Reports Strong Fourth Quarter Fiscal 2018 Results
Company Made Significant Progress on Long-Term Growth Initiatives
Sioux Falls, S.D. - March 6, 2018 - Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the fourth quarter that ended January 31, 2018.

Noteworthy Items:

•	Consolidated net sales increased nearly 40 percent year-over-year, with all three divisions driving double-digit growth;

•	Diluted earnings per share increased 92 percent year-over-year, driven by significant operating leverage within Engineered Films;

•	Engineered Films continued to assist in hurricane recovery efforts, delivering $15.8 million of hurricane recovery film during the fourth quarter;

•	Applied Technology continued to drive growth despite lackluster market conditions, achieving sales growth of 18 percent year-over-year;

•	Aerostar's stratospheric balloon platform drove divisional sales growth of approximately 12 percent year-over-year.

Fourth Quarter Results:
Net sales for the fourth quarter of fiscal 2018 were $95.8 million, up 39.0 percent versus the fourth quarter of fiscal 2017. Each division achieved double-digit sales growth in the fourth quarter, with Engineered Films achieving growth of more than 60 percent year-over-year. Delivery of hurricane recovery film to support relief efforts and the acquisition of Colorado Lining International, Inc. (CLI), which occurred in the third quarter of fiscal 2018, contributed sales of $15.8 million and $7.9 million, respectively.

Operating income for the fourth quarter of fiscal 2018 was $11.4 million versus operating income of $6.3 million in the fourth quarter of fiscal 2017, increasing 81.9 percent year-over-year. Operating margin increased 280 basis points year-over-year, from 9.1 percent of net sales to 11.9 percent of net sales. The significant improvement in profitability was principally driven by Engineered Films' improved margins and leverage of corporate expenses over significantly higher sales.

Net income for the fourth quarter of fiscal 2018 was $8.4 million, or $0.23 per diluted share, versus net income of $4.4 million, or $0.12 per diluted share, in last year's fourth quarter.

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

Included in this year's fourth quarter financial results were costs related to the Company's Project Atlas initiative to replace its existing enterprise resource planning platform of $0.6 million ($0.4 million after-tax, or $0.01 per diluted share).

Fiscal Year 2018 Results:
Net sales for fiscal year 2018 were $377.3 million, up 36.0 percent versus fiscal year 2017. All divisions experienced significant increases in sales during the year, with Engineered Films achieving growth of more than 50 percent year-over-year. Delivery of hurricane recovery film to support relief efforts and the acquisition of CLI contributed sales of $24.2 million and $13.1 million, respectively. Excluding CLI and hurricane recovery film, net sales for Engineered Films in fiscal 2018 were $176.0 million, up 26.7 percent year-over-year.

Operating income for fiscal year 2018 was $59.2 million, up 108.2 percent, versus $28.4 million in fiscal 2017. Net income for fiscal year 2018 was $41.0 million, or $1.13 per diluted share, versus net income of $20.2 million, or $0.56 per diluted share, in fiscal year 2017.

Tax Reform:
The U.S. Tax Cuts and Jobs Act (TCJA) was enacted on December 22, 2017 and reduces the U.S. federal statutory tax rate to 21 percent effective January 1, 2018. The TCJA caused the Company’s fiscal 2018 U.S. federal statutory tax rate to be reduced by 1.2 percentage points, benefiting fiscal year 2018 net income by approximately $0.7 million. The Company expects its fiscal year 2019 effective tax rate to be approximately 21 percent, excluding discrete items. For fiscal year 2018, applying this new rate to the full year would have reduced tax expense by an additional $5 million as compared to reported results. The Company expects to re-invest its future tax savings back into the business to fund long-term growth initiatives and to train and develop our team members.

Balance Sheet and Cash Flow:
At the end of the fourth quarter of fiscal 2018, cash and cash equivalents totaled $40.5 million, up $3.7 million versus the prior quarter. Continued strength in operating cash flows drove the increase in cash versus the prior quarter.

Net working capital1 as a percentage of annualized net sales decreased 160 basis points year-over-year, from 27.9 percent in the fourth quarter of last year to 26.3 percent in this year’s fourth quarter. The decrease in net working capital percentage1 was the result of higher payables, as well as managing inventory and receivables efficiently with the substantial increase in sales versus the prior year.

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

Applied Technology Division:
Net sales for Applied Technology in the fourth quarter of fiscal 2018 were $30.5 million, up $4.6 million versus the fourth quarter of fiscal 2017. Geographically, domestic sales were up 21.1 percent year-over-year, and international sales were up 6.2 percent year-over-year. Despite continued lackluster market dynamics, the division continues to drive sales growth through successfully introducing new products and building on key OEM relationships.

Division operating income in the fourth quarter of fiscal 2018 was $5.8 million, down $0.6 million or 8.7 percent versus the fourth quarter of fiscal 2017. The division continues to invest in research and development activities to position itself for incremental new product sales and market share gains in future years.

During the fourth quarter of fiscal 2018, the division settled two outstanding legal matters on a confidential basis, including the Capstan Ag Systems, Inc. patent infringement litigation.

Engineered Films Division:
Net sales for Engineered Films were $55.6 million, up 61.0 percent year-over-year. The increase in net sales was driven by organic growth in the geomembrane and industrial markets, as well as delivery of recovery film to support hurricane relief efforts and the acquisition of CLI, which contributed $15.8 million and $7.9 million, respectively.

Operating income in the fourth quarter of fiscal 2018 was $11.9 million, up $6.6 million or 125.2 percent versus the fourth quarter of fiscal 2017. The year-over-year increase in operating income was principally driven by strong operating leverage on higher sales volume. Division operating margin increased 620 basis points year-over-year, from 15.3 percent to 21.5 percent, driven by operational efficiency gains developed throughout the year and higher sales volume improving capacity utilization.

Aerostar Division:
Net sales for Aerostar during the fourth quarter of fiscal 2018 were $9.8 million, up $1.0 million or 11.8 percent versus the fourth quarter of fiscal 2017. This increase in net sales was primarily driven by growth in the stratospheric balloon platform.

Division profit was down slightly due to unfavorable mix and contract timing. The current quarter results were not consistent with previous quarters or the Company's long-term expectations.

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

Fiscal 2019 Outlook:
“We are very pleased with the performance achieved by all three operating divisions throughout fiscal 2018,” said Dan Rykhus, President and CEO. “Consolidated net sales were $377 million, and all three divisions achieved double-digit sales growth.

“In fiscal 2018, Applied Technology achieved strong results in the face of challenging agricultural market conditions. We expect to continue to drive growth, and will continue to strategically fund several long-term investments. Subsequent to the end of the fourth quarter, the division launched a strategic initiative to grow its local presence in Brazil and drive organic growth in Latin America in order to better capitalize on one of the largest agricultural markets in the world.

“Engineered Films demonstrated impressive operational discipline and sustained high plant utilization throughout the year. The division grew sales by approximately $75 million year-over-year, and prior investments in acquisitions and manufacturing capacity drove strong growth in every market served. The division continues to see opportunities for growth and is investing in additional capacity in fiscal 2019. As for hurricane recovery efforts, the delivery of recovery film will result in sales of approximately $9 million in the first quarter and then return to significantly reduced levels consistent with prior years.

“During the year, Aerostar improved its financial performance and achieved consistency and stability in its results. The division continues to sharpen its focus on the stratospheric balloon platform and has divested of a few non-strategic portions of its business during and subsequent to the end of fiscal 2018. Strong performance on existing programs is driving confidence for continued growth with Aerostar’s stratospheric balloon platform.

“Raven Industries is well positioned as we enter fiscal 2019 because of the actions taken and investments made to preserve and strengthen our core business. Furthermore, we are evaluating strategic acquisitions and will continue to invest in additional manufacturing capacity and technology development to enhance our core product lines. Our goal remains to generate 10 percent annualized earnings growth over the long-term, excluding unusual and generally non-recurring items.”

Regulation G:
The information presented in this earnings release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA) do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

Conference Call Information:
The Company will host an investor conference call to discuss fourth quarter fiscal 2018 results tomorrow, Wednesday, March 7, 2018, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed through the Investor Relations section of the Company’s website at http://investors.ravenind.com. Analysts and investors are invited to join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," “should,” “estimate,” “predict,” “project,” “would,” and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Director
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc.

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2018	2017	Fav (Un) Change	2018	2017	Fav (Un) Change
Net sales	$95,823	$68,915	39.0%	$377,317	$277,395	36.0%
Cost of goods sold	66,060	49,596		255,752	199,205
Gross profit	29,763	19,319	54.1%	121,565	78,190	55.5%
Gross profit percentage	31.1%	28.0%		32.2%	28.2%

Research and development expenses	4,617	3,837		16,936	16,312
Selling, general and administrative expenses	13,724	9,204		45,200	33,378
Long-lived asset impairment loss	—	—		259	87
Operating income	11,422	6,278	81.9%	59,170	28,413	108.2%
Operating income percentage	11.9%	9.1%		15.7%	10.2%

Other income (expense), net	143	19		(184)	(560)
Income before income taxes	11,565	6,297	83.7%	58,986	27,853	111.8%

Income tax expense	3,125	1,859		17,967	7,661
Net income	8,440	4,438	90.2%	41,019	20,192	103.1%

Net (loss) income attributable to noncontrolling interest	(1)	—		(3)	1
Net income attributable to Raven Industries	$8,441	$4,438	90.2%	$41,022	$20,191	103.2%

Net income per common share:
- basic	$0.24	$0.12	100.0%	$1.14	$0.56	103.6%
- diluted	$0.23	$0.12	91.7%	$1.13	$0.56	101.8%

Weighted average common shares:
- basic	35,877	36,175		36,050	36,242
- diluted	36,334	36,387		36,450	36,372

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31	January 31
	2018	2017
ASSETS
Cash and cash equivalents	$40,535	$50,648
Accounts receivable, net	58,532	43,143
Inventories	55,351	42,336
Other current assets	5,861	2,689
Total current assets	160,279	138,816

Property, plant and equipment, net	106,280	106,324
Goodwill and amortizable intangibles, net	57,294	52,697
Other assets, net	2,950	3,672
Total Assets	$326,803	$301,509

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$13,106	$8,467
Accrued and other liabilities	23,836	19,915
Total current liabilities	36,942	28,382

Other liabilities	13,795	13,696
Shareholders' equity	276,066	259,431
Total Liabilities and Shareholders' Equity	$326,803	$301,509

Net Working Capital and Net Working Capital Percentage[1]
Accounts receivable, net	$58,532	$43,143
Plus: Inventories	55,351	42,336
Less: Accounts payable	13,106	8,467
Net working capital[1]	$100,777	$77,012

Annualized net sales	$383,292	$275,660
Net working capital percentage	26.3%	27.9%

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2018	2017
Cash flows from operating activities:
Net income	$41,019	$20,192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,802	15,436
Long-lived asset impairment loss	259	87
Other operating activities, net	(11,119)	12,921
Net cash provided by operating activities	44,961	48,636

Cash flows from investing activities:
Capital expenditures	(12,011)	(4,796)
Payments related to business acquisitions	(13,267)	—
Proceeds from sale or maturity of investments	250	250
Purchases of investments	(273)	(750)
(Disbursements) proceeds from settlement of liabilities, sale of assets	(333)	1,188
Other investing activities, net	(41)	(534)
Net cash used in investing activities	(25,675)	(4,642)

Cash flows from financing activities:
Dividends paid	(18,685)	(18,839)
Payments for common shares repurchased	(10,000)	(7,702)
Payment of acquisition-related contingent liabilities	(408)	(354)
Other financing activities, net	(628)	(256)
Net cash used in financing activities	(29,721)	(27,151)

Effect of exchange rate changes on cash	322	23

Net increase (decrease) in cash and cash equivalents	(10,113)	16,866
Cash and cash equivalents at beginning of period	50,648	33,782
Cash and cash equivalents at end of period	$40,535	$50,648

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2018	2017	Fav (Un) Change	2018	2017	Fav (Un) Change
Net sales
Applied Technology	$30,455	$25,890	17.6%	$124,688	$105,217	18.5%
Engineered Films	55,607	34,548	61.0%	213,298	138,855	53.6%
Aerostar	9,837	8,800	11.8%	39,915	34,113	17.0%
Intersegment eliminations	(76)	(323)		(584)	(790)
Total Company	$95,823	$68,915	39.0%	$377,317	$277,395	36.0%

Operating income (loss)
Applied Technology	$5,810	$6,363	(8.7)%	$31,257	$26,643	17.3%
Engineered Films	11,938	5,300	125.2%	47,324	22,966	106.1%
Aerostar	(43)	244	(117.6)%	4,122	(1,560)	364.2%
Intersegment eliminations	23	9		20	(12)
Total segment income	$17,728	$11,916	48.8%	$82,723	$48,037	72.2%
Corporate expenses	(6,306)	(5,638)	(11.8)%	(23,553)	(19,624)	(20.0)%
Total Company	$11,422	$6,278	81.9%	$59,170	$28,413	108.2%

Operating income (loss) percentages
Applied Technology	19.1%	24.6%	(550)bps	25.1%	25.3%	(20)bps
Engineered Films	21.5%	15.3%	620bps	22.2%	16.5%	570bps
Aerostar	(0.4)%	2.8%	(320)bps	10.3%	(4.6)%	1,490bps
Total Company	11.9%	9.1%	280bps	15.7%	10.2%	550bps

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Raven Industries Fourth Quarter 2018 Results
January 31, 2018

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
			Fav (Un)			Fav (Un)
Segments	2018	2017	Change	2018	2017	Change
Applied Technology
Reported operating income	$5,810	$6,363	(8.7)%	$31,257	$26,643	17.3%
Plus: Depreciation and amortization	841	971	(13.4)%	3,365	3,828	(12.1)%
ATD EBITDA	$6,651	$7,334	(9.3)%	$34,622	$30,471	13.6%
ATD EBITDA % of Net Sales	21.8%	28.3%		27.8%	29.0%

Engineered Films
Reported operating income	$11,938	$5,300	125.2%	$47,324	$22,966	106.1%
Plus: Depreciation and amortization	2,337	2,149	8.7%	8,761	8,580	2.1%
EFD EBITDA	$14,275	$7,449	91.6%	$56,085	$31,546	77.8%
EFD EBITDA % of Net Sales	25.7%	21.6%		26.3%	22.7%

Aerostar
Reported operating income (loss)	$(43)	$244	(117.6)%	$4,122	$(1,560)	364.2%
Plus: Depreciation and amortization	274	462	(40.7)%	1,386	1,720	(19.4)%
Aerostar EBITDA	$231	$706	(67.3)%	$5,508	$160	3,342.5%
Aerostar EBITDA % of Net Sales	2.3%	8.0%		13.8%	0.5%

Consolidated Raven
Net income	$8,441	$4,438	90.2%	$41,022	$20,191	103.2%
Interest expense (income), net	49	105		188	330
Income tax expense	3,125	1,859		17,967	7,661
Depreciation and amortization	3,817	3,910		14,802	15,436
EBITDA	$15,432	$10,312	49.7%	$73,979	$43,618	69.6%
EBITDA % of Net Sales	16.1%	15.0%		19.6%	15.7%
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1 Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales for each respective period.
2 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income/(loss) attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.

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